                                                             Ex-99.(d)(2)(viii)

                                  APPENDIX A

                        EVERGREEN INVESTMENT MANAGEMENT
                            SUB-ADVISORY AGREEMENT

                           WELLS FARGO MASTER TRUST

             Wells Fargo Advantage International Core Portfolio/1/

Appendix A amended: January 11, 2010

--------
/1/ On January 11, 2010 the Board of Trustees of Wells Fargo Funds Trust approved the name change of the International Core Portfolio to the International Equity Portfolio effective July 16, 2010.

                                  APPENDIX B

                        EVERGREEN INVESTMENT MANAGEMENT
                            SUB-ADVISORY AGREEMENT
                                 FEE AGREEMENT

                           WELLS FARGO MASTER TRUST

   This fee agreement is effective as of the 11/th/ day of January, 2010, by and between Wells Fargo Master Trust (the "Trust"), Wells Fargo Funds Management, LLC (the "Adviser") and Evergreen Investment Management Company, LLC (the "Sub-Adviser").

   WHEREAS, the parties have entered into an Investment Sub-Advisory Agreement ("Sub-Advisory Agreement") whereby the Sub-Adviser provides management and other services to the series of the Trust listed in Appendix A to the Sub-Advisory Agreement (the "Fund"); and

   WHEREAS, the Sub-Advisory Agreement provides that the fees to be paid to the Sub-Adviser are to be as indicated on this Appendix B;

   NOW THEREFORE, the parties agree that the fees to be paid to the Sub-Adviser under the Sub-Advisory Agreement shall be calculated and paid on a monthly basis by applying the annual rates indicated below to the average daily net assets of the Fund throughout the month:

                                                            SUB-ADVISORY RATE
                                       INITIAL SUB-ADVISORY UPON IMPLEMENTATION
                                       RATE UPON EFFECTIVE  OF SAME RATE FOR
      FUND                             DATE OF AGREEMENT/1/  OTHER FUNDS/2/
      ----                             -------------------  ------------------
                                       Breakpoints   Rate   Breakpoints  Rate
                                       -----------   ----   -----------  ----
      International Core Portfolio/3/  First $50M    0.35%  First $200M  0.45%
                                       Next $500M    0.29%  Over $200M   0.40%
                                       Over $550M    0.20%

   If the Sub-Adviser shall provide management and other services for less than the whole of a month, the foregoing compensation shall be prorated based on the number of days in the month that such Sub-Adviser provided management and other services to the Fund.

--------
/1/ This is the sub-advisory rate that will be in effect from the effective date of this Agreement as described in Section 13 until such future date as is mutually agreed upon by the parties to this Agreement as part of contemporaneously implementing sub-advisory fee changes for multiple Wells Fargo Advantage Funds sub-advised by Evergreen Investments.
/2/ This is the sub-advisory rate that will be in effect upon the mutually agreed upon date described in footnote 1.
/3/ On January 11, 2010 the Board of Trustees of Wells Fargo Funds Trust approved the name change of the International Core Portfolio to the International Equity Portfolio effective July 16, 2010.

   The foregoing fee schedule is agreed to as of this 11/th/ day of January, 2010, and shall remain in effect until agreed and changed in writing by the parties.

                                             WELLS FARGO MASTER TRUST
                                             on behalf of the Fund

                                             By:
                                                  -----------------------------
                                                  C. David Messman
                                                  Secretary

                                             WELLS FARGO FUNDS MANAGEMENT, LLC

                                             By:
                                                  -----------------------------
                                                  Andrew Owen
                                                  Executive Vice President

                                             EVERGREEN INVESTMENT MANAGEMENT
                                             COMPANY, LLC

                                             By:
                                                  -----------------------------
                                                  Pamela Rose
                                                  Senior Vice President,
                                                  Managing Director